SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 22, 2001

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	No. 001-11954 (Commission File Number)	No. 22-1657560 (IRS Employer Identification No.)
888 Seventh Avenue New York, New York (Address of Principal Executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code:    (212) 894-7000

(Former name or former address, if changed since last report)

Item 5.	Other Events.

         On February 22, 2001, Vornado Realty Trust (“Vornado”) issued a press release relating to a 20-day exclusive negotiating period between Vornado and the Port Authority of NY & NJ to complete the contract and associated documents for the net lease of the 11 million square foot World Trade Center complex in New York for a period of 99 years. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits.

        The following document is filed as an Exhibit to this report:

99.1	Press Release, dated February 22, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST (Registrant)
By:	/s/ Irwin Goldberg

	Name: Title:	Irwin Goldberg Chief Financial Officer

Date:  February 22, 2001

EXHIBIT INDEX

99.1	Press Release, dated February 22, 2001